Exhibit 99.1

FOR IMMEDIATE RELEASE

Midwest Holding Inc. Shareholders Approve Transaction with Antarctica Capital

LINCOLN, Neb. and NEW YORK – July 26, 2023 /PRNewswire/ – Midwest Holding Inc. (“Midwest”) (NASDAQ: MDWT), a technology-driven life and annuity platform, today announced that at a special meeting of stockholders (“the Special Meeting”) held earlier today, its shareholders approved the previously announced merger agreement whereby an affiliate of international investment firm Antarctica Capital will acquire Midwest for $27.00 per share in cash.

According to final results from the Special Meeting, approximately 69% of the outstanding shares voted in favor of the transaction, representing more than 99% of the votes cast. Midwest will file the final, certified voting results with the U.S. Securities and Exchange Commission on a Form 8-K.

The transaction is expected to close in the second half of 2023, subject to certain customary closing conditions, including the receipt of remaining insurance regulatory approvals.

About Midwest Holding Inc.

Midwest Holding Inc. is a technology-enabled, services-oriented annuity platform. Midwest designs and develops in-demand annuity products that are distributed through independent distribution channels to a large and growing demographic of U.S. retirees. Midwest originates, manages, and typically transfers these annuities through reinsurance arrangements to asset managers and other third-party investors. Midwest also provides the operational and regulatory infrastructure and expertise to enable asset managers and third-party investors to form and manage their own reinsurance capital vehicles. For more information, please visit www.midwestholding.com

About Antarctica Capital

Antarctica Capital is an international investment firm headquartered in New York with assets under management of approximately $1.5 billion as of December 31, 2022. Antarctica Capital is a registered investment advisor and is dedicated to investments in private markets and real assets and the establishment of long-term capital vehicles to leverage this investment focus. Antarctica Capital's investment approach is active ownership with an inherent focus on sustainability and providing more than capital to develop companies. The firm has an absolute return focus, which leads the firm to rigorously evaluate and build conviction around idiosyncratic investment opportunities and build value through the implementation of its investment strategies, such as SIGA®, SARO® and SEREY™. For more information visit https://antarcticacapital.com/.

Contacts

Midwest Holding

Investors: ir@midwestholding.com

Media: press@midwestholding.com or Paul Caminiti / Nicholas Leasure, Reevemark, 212-433-4600

Antarctica Capital

Media: info@antarcticacapital.com

Cautionary Statement Regarding Forward-Looking Statements

This communication and any documents referred to in this communication contain certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed acquisition of Midwest Holding Inc. (the “Company”) by an affiliate of Antarctica Capital, LLC, including, but not limited to, statements regarding the anticipated timing of the closing of the proposed transaction. These forward-looking statements generally are identified by the words “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “intend,” “target,” “contemplate,” “project,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including but not limited to: (i) the risk that the proposed transaction may not be completed in a timely manner or at all, (ii) the failure to satisfy the conditions to the consummation of the proposed transaction, including approval of the proposed transaction by the stockholders of the Company and the receipt of necessary regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction, (iv) the effect of the announcement or pendency of the proposed transaction on the Company’s business relationships, operating results, and business generally, including the termination of any business contracts, (v) risks that the proposed transaction disrupts current plans and operations of the Company and potential difficulties in hiring and retaining key personnel as a result of the proposed transaction, (vi) risks related to diverting management’s attention from the Company’s ongoing business operations, (vii) risks that any announcements related to the proposed transaction could have adverse effects on the Company’s stock price, credit ratings or operating results, (viii) the outcome of any legal proceedings that may be instituted related to the Merger Agreement or the proposed transaction and (ix) the significant transactions costs that the parties will incur in connection with the proposed transaction. The risks and uncertainties may be amplified by economic, market, business or geopolitical conditions or competition, or changes in such conditions, negatively affecting the Company’s business, operations and financial performance. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the Company’s business as described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation to, and does not intend to, update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

SOURCE Midwest Holding Inc.